Exhibit 10.8

ENDORSEMENT SPLIT DOLLAR AGREEMENTS
 AND AMENDMENTS THERETO WITH
 MESSRS. BLAIR, NAUGHTON, SARGEANT,
 FULLER, HOREY AND MEYER

[Form of individual Endorsement Split Dollar Agreements between the Company and Bryce Blair (dated January 16, 2003 for $2,500,000), Timothy J. Naughton (dated January 28, 2003 for $1,500,000), Thomas J. Sargeant (dated January 21, 2003 for $1,500,000), Samuel B. Fuller (dated January 23, 2003 for $1,500,000), Leo S. Horey (dated February 19, 2003 for $750,000), and Gilbert M. Meyer (February 5, 2003 for $2,500,000).]

ENDORSEMENT
 SPLIT DOLLAR LIFE INSURANCE AGREEMENT
 FOR ___________________________

THIS AGREEMENT is made as of the ___day of ___, 2003, between AvalonBay Communities, Inc. (the “Company”), and ___(the “Insured”).

INTRODUCTION

_____________ (the “Insured”) is a valuable employee of the Company. The Company wishes to continue this employment relationship and, as an inducement thereto, is willing to participate with the Insured in the payment of premiums on certain life insurance policies as an additional form of compensation for the Insured’s services as an employee of the Company. This Agreement is intended to qualify as a life insurance employee benefit plan as described in Revenue Ruling 64-328.

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1. GENERAL DEFINITIONS

The following terms shall have the meanings specified:

1.1. “Company” means AvalonBay Communities, Inc., or any successor thereto.

1.21. “Insured” means the Employee.

1.3. “Insurer(s)” means the insurance company or companies listed on Attachment 1 hereto.

1.4. “Policy” or “Policies” means the insurance policy or policies listed on Attachment I, issued on the life of the Insured by the Insurer(s), together with any supplementary contracts to such policies issued by the Insurer(s).

ARTICLE 2. PREMIUMS

2.1. Premium Payments. During the term of this Agreement, each annual premium on each Policy shall be paid as follows:

2.1.1. Insured’s Portion. During the term of this Agreement the Insured shall be obligated to pay a portion of each premium equal to the current term rate for the Insured’s age multiplied by the Insured’s current interest in the death benefit of such Policy. The “current term rate” shall mean the lesser of the Insurer’s term insurance rate or the PS 58 rate, as specified in Revenue Rulings 64-328 and 66-110, or any subsequently issued applicable authority. The Insured shall pay the Insured’s portion of the premium through payroll deduction.

2.1.2. Company’s Portion. During the term of this Agreement the Company shall pay any additional premium amounts not paid by the Insured that are required to meet the Company’s premium obligations to the Insured under the Plan.

2.2. Timing. The Insured’s portion of the premium and the Company’s portion of the premium shall be remitted to the Insurer before expiration of the grace period.

ARTICLE 3. POLICY OWNERSHIP AND INSURED’S BENEFITS

3.1. Company’s Interest. The Company shall be the sole and exclusive owner of each Policy and the direct beneficiary of an amount of the death proceeds of each Policy equal to the aggregate premiums paid by the Company under the Policy.

3.2. Insured’s Interest. The Insured shall have the right, during the term of this Agreement, to designate and change direct and contingent beneficiaries (and to elect and change a payment plan for such beneficiaries) with respect to the amount of the death proceeds of each Policy in excess of that payable to the Company pursuant to Section 3.1.

3.3. Payment from Insurer. Benefits may be paid under each Policy by the applicable Insurer either by separate checks to the parties entitled thereto, or by a joint check. In the latter instance, the Insured and the Company (and, if applicable, their respective beneficiaries) shall divide the benefits as provided herein.

ARTICLE 4. TERMINATION OF AGREEMENT

This Agreement shall terminate upon the earlier to occur of the Insured’s termination of employment, the Insured’s failure to pay any amounts due under Section 2.1.1 of the Agreement, or the date mutually agreed to by the Company and the Insured. Upon termination of this Agreement, the Insured’s rights hereunder shall terminate.

ARTICLE 5. INSURER(S)

Each Insurer shall be bound only by the provisions of and endorsements on its Policy, and any payments made or actions taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons. The Insurer shall in no way be bound by or be deemed to have notice of the provisions of this Agreement.

ARTICLE 6. MISCELLANEOUS

6.1. Termination/Amendment. The Company and the Insured may amend or terminate this Agreement by mutual consent. Any amendment to the Agreement shall be in writing and shall be filed with the Agreement.

6.2. Transferability. The Insured shall have the right to assign any part or all of the Insured’s interests in each Policy and this Agreement to any person, entity or trust by execution of a written assignment delivered to the Company and the Insurer. The Company may also assign its rights in each Policy and in this Agreement.

6.3. Binding Effect. This Agreement shall bind the Insured and the Insured, their heirs, executors, administrators and transferees, and the Company and its successors and any Policy beneficiary.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first written above.

AvalonBay Communities, Inc.:

By:

Its ______________________, and

INSURED:

ATTACHMENT I

ENDORSEMENT
 SPLIT DOLLAR LIFE INSURANCE AGREEMENT
 FOR _______________

SCHEDULE OF LIFE INSURANCE POLICIES ON

Policy No.	Insurer

Dated: _______________________

ATTACHMENT II

ERISA COMPLIANCE

The following provisions are part of the AvalonBay Communities, Inc. Endorsement Split Dollar Life Insurance Agreement for ___and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

Plan Name and Company Identification Number. The name of the plan under which this benefit is offered is the AvalonBay Communities, Inc. Endorsement Split Dollar Life Insurance Agreement for ___. The Identification Number assigned to the Employer by the Internal Revenue Service is

Type of Plan. The Agreement provides a life insurance benefit.

Named Fiduciary, Plan Sponsor, Plan Administrator and Agent for Service of Legal Process. The Company is the named fiduciary, sponsor, Plan Administrator and agent for service of legal process for the Agreement. If you have any questions about the Agreement, you may contact:

Funding Policy. The funding policy under the Agreement is that all premiums on the Policy be remitted to the Insurer when due.

Basis of Benefit Payment. Direct payment by the Insurer is the basis of payment of benefits under the Agreement, with those benefits in turn being based on the payment of premiums as provided in the Agreement.

Plan Interpretation. The Company has the exclusive discretion to interpret the terms of the Agreement and to determine the eligibility and benefits of the participant and beneficiaries. The Company’s determinations are final and binding, subject only to the claims procedure described below.

Claims Procedure. You or your beneficiary may file a written claim with the Company requesting benefits under the Agreement or objecting to the determination of your benefits.

The Company will notify you in writing with 90 days after your written application for benefits of your eligibility or non-eligibility for benefits under the Agreement. If the Company determines that you are not eligible for benefits or full benefits, the notice will tell you:

•	the specific reasons for the denial,

•	a specific reference to the provision of the Agreement on which denial is based,

•	a description of any additional information or material necessary for you to perfect your claim (and an explanation of why such information or material is necessary), and

•	an explanation of the Agreement’s claims review procedure.

If the Company determines that you are not eligible for benefits, or if you believe that you are entitled to greater or different benefits, you will have the opportunity to have your claim reviewed by the Company by filing a petition for review with the Company within 60 days after you receive the notice issued by the Company. Your petition should state the specific reasons why you believe you are entitled to benefits, or greater or different benefits.

Within 60 days after the Company receives the petition, the Company will give you a written decision of its review. However, if the Company determines that there are special circumstances requiring additional time to make a decision, the Company will notify you of the special circumstances and the date by which a decision is expected to be made, and may extend the time for the written decision for up to an additional 60-day period. The Company may hold a hearing for the review of your claim if you request and the Company decides such a hearing is necessary. The Company’s written decision will state the decision and the specific reasons for the decision and specific provisions of the Agreement on which the decision is based.

Rights Under ERISA. As a participant in the Agreement, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provisions require that all participants have the following information.

Plan Documents

ERISA provides that all plan participants shall be entitled to:

•
Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all plan documents, including insurance contracts and copies of all documents filed by the plan with the U.S. Department of Labor, such as detailed annual reports and plan descriptions, if any.

•	Obtain copies of all plan documents and other plan information upon written request of the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

Fiduciary Obligations

In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your plan, called “fiduciaries” of the plan, have a duty to do so prudently and in the interest of you and your beneficiaries.

No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit under the plan or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the plan review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials which you are entitled to receive from the plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that plan fiduciaries misuse the plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees; for example, if it finds your claim is frivolous.

If you have any questions about your plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Service Administration, Department of Labor.

ENDORSEMENT
 SPLIT DOLLAR LIFE INSURANCE AGREEMENT
 FOR _______________
 ENDORSEMENT FORM

Contract No.,
 or Policy No. ________________________________ (the “Policy”)

Insured ___________________

Supplementing and amending the application of this date to Sun Life Financial (the “Insurer”) the applicant requests and directs that:

1.
The Owner of the Policy will be AvalonBay Communities, Inc., a VA corporation. The Owner alone may exercise all Policy rights, except that the Owner will not have the rights specified in paragraph 4, below.

2.
The Owner designates itself or its successors as direct beneficiary of a portion of the death proceeds of the Policy equal to the greater of the Policy’s cash value as of the date to which the Policy premiums have been paid, or the aggregate Policy premiums paid by the Owner.

3.	The Insurer will have the right to rely on any statement signed by the Owner setting forth the amount referred to in paragraph 2.

4.	The Insured will have the right to designate and change the beneficiaries of the Policy death proceeds in excess of those described in paragraph 2.

5.	Any indebtedness on the Policy will first be deducted from the proceeds described in paragraph 2.

6.	All prior designations of beneficiaries of the Policy death proceeds are hereby revoked.

APPLICANT
By:
Its:

INSURED

Date: __________________________

FIRST AMENDMENT
 TO
 ENDORSEMENT SPLIT DOLLAR LIFE INSURANCE AGREEMENT

The Endorsement Split Dollar Life Insurance Agreement entered into as of the 5th day of February, 2003 by and between AvalonBay Communities, Inc., a Maryland corporation (the “Company”), and Gilbert M. Meyer (the “Insured”) is hereby amended as follows:

Article 1 of the Agreement is hereby amended by adding the following at the end thereof:

“1.5 ‘Retirement Agreement’ means the Retirement Agreement made as of March 24, 2000 between the Company and the Insured, as amended from time to time.”

Section 2.1.1 of the Agreement is hereby amended by adding the following at the end thereof:

“After the Insured ceases to be employed by the Company, if this Agreement remains in effect, the Insured shall pay the Insured’s portion of the premium by personal check or cash.”

Article 4 of the Agreement is hereby amended by deleting said Article in its entirety and substituting the following in lieu thereof:

“ARTICLE 4. TERMINATION OF AGREEMENT

This Agreement shall terminate 30 days after the payment of the full premiums due under the Policy for the Policy’s 15 th  year (i.e., the payment due in 2017).

Upon termination of the Policy, the Company shall first withdraw from the cash surrender value in the Policy an amount equal to the lesser of the aggregate premiums paid by the Company under the Policy or the cash surrender value in the Policy, and the Company shall then transfer the ownership of the Policy to the Insured (subject to payment of any required withholding taxes). Upon the transfer of the Policy to the Insured, the Company’s rights hereunder shall terminate. In the event the Agreement is terminated under any other circumstances, the Insured’s rights hereunder shall terminate.”

Except as amended herein, the Agreement is confirmed in all other respects.

IN WITNESS WHEREOF, this Amendment is entered into this 31st day of March, 2005.

AVALONBAY COMMUNITIES, INC.

By:	/s/ Charlene Rothkopf
Charlene Rothkopf, EVP – Human Resources

/s/ Edward M. Schulman
Edward M. Schulman,
SVP, General Counsel & Secretary

Gilbert M. Meyer
Insured

[Note: Following is the form of amendment used for amendments to the agreements with Messrs. Blair, Naughton, Sargeant, Fuller and Horey.]

FIRST AMENDMENT
 TO
 ENDORSEMENT SPLIT DOLLAR LIFE INSURANCE AGREEMENT

The Endorsement Split Dollar Life Insurance Agreement entered into as of the ___day of
 ___, 2003 by and between AvalonBay Communities, Inc., a Maryland corporation
 (the “Company”), and ___(the “Insured”) is hereby amended as follows:

Article 1 of the Agreement is hereby amended by adding the following at the end thereof:

“1.5 ‘Employment Agreement’ means the Employment Agreement made as of ___ between the Company and the Insured, as amended from time to time.”

Section 2.1.1 of the Agreement is hereby amended by adding the following at the end thereof:

“After the Insured ceases to be employed by the Company, if this Agreement remains in effect, the Insured shall pay the Insured’s portion of the premium by personal check or cash.”

Article 4 of the Agreement is hereby amended by deleting said Article in its entirety and substituting the following in lieu thereof:

“ARTICLE 4. TERMINATION OF AGREEMENT

This Agreement shall terminate 30 days after the earliest to occur of the following: (i) Insured’s termination of employment by the Company for Cause (as defined in the Employment Agreement), (ii) the Insured’s voluntary termination of employment which is not due to a Constructive Termination Without Cause (as defined in the Employment Agreement), or (iii) the payment of the full premiums due under the Policy for the Policy’s 15 th  year (i.e., the payment due in 2017).

Upon termination of the Policy, the Company shall first withdraw from the cash surrender value in the Policy an amount equal to the lesser of the aggregate premiums paid by the Company under the Policy or the cash surrender value in the Policy, and the Company shall then transfer the ownership of the Policy to the Insured (subject to payment of any required withholding taxes); provided, however, that in the event of termination under clause (i) or (ii), transfer of the Policy to the Insured may not occur earlier than six months after the Insured’s termination of employment with the Company. Upon the transfer of the Policy to the Insured, the Company’s rights hereunder shall terminate. In the event the Agreement is terminated under any other circumstances, the Insured’s rights hereunder shall terminate.”

Except as amended herein, the Agreement is confirmed in all other respects.

IN WITNESS WHEREOF, this Amendment is entered into this 31st day of March, 2005.

AVALONBAY COMMUNITIES, INC.

By:
Charlene Rothkopf, EVP – Human Resources

Edward M. Schulman, SVP, General Counsel & Secretary

Insured